SCHEDULE A

(as amended on             , 2016 to add DoubleLine Shiller Enhanced International CAPE®)

Funds

DoubleLine Global Bond Fund

DoubleLine Infrastructure Income Fund

DoubleLine Ultra Short Bond Fund

DoubleLine Shiller Enhanced International®

DOUBLELINE FUNDS TRUST

By:

NAME:
TITLE:

DOUBLELINE CAPITAL LP

By:	DoubleLine Capital GP LLC, its general partner

By:

NAME:
TITLE:

SCHEDULE B

(as amended on             , 2016 to add DoubleLine Shiller Enhanced International CAPE®)

Funds

Annual Fee Rate (expressed as a Fund percentage of net assets)
DoubleLine Global Bond Fund	0.50%
DoubleLine Infrastructure Income Fund	0.50%
DoubleLine Ultra Short Bond Fund	0.20%
DoubleLine Shiller Enhanced International CAPE®	0.50%

DOUBLELINE FUNDS TRUST

By:

NAME:
TITLE:

DOUBLELINE CAPITAL LP

By:	DoubleLine Capital GP LLC, its general partner

By:

NAME:
TITLE: